Exhibit 1.1

Execution Version

ARLINGTON ASSET INVESTMENT CORP.

$32,000,000 6.75% Fixed Rate Senior Unsecured Notes due 20251

UNDERWRITING AGREEMENT

March 11, 2015

RBC Capital Markets, LLC

As Representative of the Several Underwriters

named in Schedule I attached hereto

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

Arlington Asset Investment Corp., a Virginia corporation (the “Company”), proposes, subject to the conditions hereinafter stated, to issue and sell to the public through the several Underwriters named in Schedule I attached hereto (the “Underwriters”), an aggregate principal amount of $32,000,000 of the Company’s 6.75% Senior Notes due 2025 (the “Firm Securities”), pursuant to and in accordance with the terms and conditions of this underwriting agreement (this “Agreement”) in connection with the public offering (the “Offering”) and sale of the Firm Securities. In addition, the Company proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 3(b) hereof, up to an additional $4,800,000 aggregate principal amount of the Company’s 6.75% Senior Notes due 2025 (the “Optional Securities”). The Firm Securities and the Optional Securities are, collectively, hereinafter called the “Securities.” The Securities are to be issued pursuant to the provisions of an Indenture dated as of May 1, 2013 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association (the “Original Trustee”), as supplemented by a Second Supplemental Indenture to be dated as of March 18, 2015 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) among the Company, the Original Trustee, and The Bank of New York Mellon, as trustee with respect to the Securities (the “Series Trustee”, and together with the Original Trustee, the “Trustees”).

RBC Capital Markets, LLC shall act as the representative (the “Representative”) of the several Underwriters.

This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

[1]	Not including the option to purchase the Optional Securities.

1

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-193478) (the “Shelf Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. The Shelf Registration Statement has been declared effective by the Commission. The Shelf Registration Statement at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, are collectively herein called the “Registration Statement.” The Shelf Registration Statement originally became effective February 5, 2014 (the “Original Registration Statement”). Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The Shelf Registration Statement includes a prospectus dated February 5, 2014 (the “Base Prospectus”). Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b), is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to, in the case of the Preliminary Prospectus, the Time of Sale (defined below) and, in the case of the Prospectus, prior to the termination of this offering, and any document that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.

2

(b) The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information in connection with the Registration Statement or the transactions contemplated hereunder. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. As used herein, the phrase “to the knowledge of the Company” and similar phrases means such knowledge after due inquiry.

(c) The Time of Sale Disclosure Package (as defined below) at the Time of Sale (as defined below) complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility Under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1 of either the Original Trustee or the Series Trustee or (ii) statements in or omissions from the Time of Sale Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 13 hereof.

(d) Each part of the Registration Statement, at the time such part became effective (including each deemed effective date with respect to the Representative pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at any Closing Date (as defined below), and the Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at any Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations, the Exchange Act and the Trust Indenture Act. Each part of the Registration Statement at the time such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at any Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility Under the Trust Indenture Act on Form T-1 of either the Original Trustee or the Series Trustee or (ii) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 13 hereof.

3

(e) Neither (A) any Issuer General-Use Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule II attached hereto and the Statutory Prospectus at the Time of Sale, considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility Under the Trust Indenture Act on Form T-1 of either the Original Trustee or the Series Trustee or (ii) statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the information described as such in Section 13 hereof. As used in this paragraph and elsewhere in this Agreement:

(i) “Time of Sale” means 5:00 p.m. (New York time) on the date of this Agreement.

(ii) “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (1) is required to be filed with the Commission by the Company, (2) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or (3) is a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(iv) “Issuer General-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act), as evidenced by its being specified in Schedule II attached hereto.

(v) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General-Use Free Writing Prospectus.

4

(f) (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Representative as prescribed in Section 12 hereof, when taken together with the information contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished in writing to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the information described as such in Section 13 hereof.

(B)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(g) The Company has not distributed and will not distribute, prior to the later of any applicable Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representative and listed in Schedule II attached hereto or the Registration Statement.

(h) PricewaterhouseCoopers LLP (“PwC”), whose report appears in the Registration Statement, and is included in the Time of Sale Disclosure Package and the Prospectus, are independent certified public accountants as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “ PCAOB” ). Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, PwC has not during the periods covered by the financial statements included in the Registration Statement and in the Time of Sale Disclosure Package and Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act. The financial statements and schedules (including the related notes) included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly, in all material respects, the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles as applied in the United States on a consistent basis (“GAAP”) throughout the periods indicated. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial, operating and statistical data set forth or incorporated by reference in the Preliminary Prospectus and the Prospectus under the captions “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present, in all material respects, when read in conjunction with the Company’s financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein.

5

(i) Each of the Company and each “significant subsidiary” (as that term is defined in Rule 1-02 of Regulation S-X of the Commission) of the Company (each, a “Subsidiary,” and collectively, the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with requisite power and authority to own, lease or operate its respective properties and conduct its respective business as presently conducted and as described in the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary and, except where any failure to do so could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and the Subsidiaries is in possession of and operating in compliance with all necessary authorizations, licenses, permits, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, license, permit, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(j) The capitalization of the Company is as set forth under the caption “Capitalization” in the Time of Sale Disclosure Package and Prospectus, and the Class A Common Stock conforms to the description thereof contained under the caption “Description of Capital Stock” in the Time of Sale Disclosure Package and Prospectus; the outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no obligations to register for resale under the Securities Act any of its outstanding securities, including, but not limited to, any that would, as result of the filing of the Registration Statement or the offering or sale of the Securities as contemplated by this Agreement, give rise to any rights for or relating to the registration of its outstanding securities. All of the outstanding limited liability company or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any claim, lien, encumbrance or security interest. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or other interests convertible into or exchangeable or exercisable for, any limited liability company or other equity interests of any Subsidiary other than those described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(k) The Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized and, as of the First Closing Date, will be executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity; provided that no representation or warranty is made with respect to that part of Registration Statement which shall constitute the Statement of Eligibility Under the Trust Indenture Act on Form T-1 of either the Original Trustee or the Series Trustee.

6

(l) The Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will conform in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(m) Since December 31, 2014, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and Prospectus or otherwise disclosed to the Representative in writing, (A) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; (B) there has not been any Material Adverse Effect nor any development or event that could reasonably be expected to have a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(n) Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution, delivery or performance by the Company hereof or the consummation of the transactions contemplated hereby by the Company result in a violation of, or constitute a default under, (A) the Amended and Restated Articles of Incorporation, as amended, or the Amended and Restated Bylaws, as amended, of the Company or the organizational documents of any of the Subsidiaries, (B) any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, or (C) any law, statute, ordinance, rule, administrative regulation, decree, ruling or order of any court, or any governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their properties, except in the case of clauses (B) and (C) for such violation or default which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery or performance by the Company hereof or the consummation of the transactions contemplated hereby by the Company will not result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Subsidiaries, except for such liens, charges, claims or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) This Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Representative on behalf of the Underwriters, will constitute a legal, valid and binding agreement of the Company that is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

7

(p) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity.

(q) Neither the Company nor any Subsidiary owns any real property. The Company and the Subsidiaries have good title to all personal property, if any, owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Registration Statement, the Time of Sale Disclosure Package and Prospectus or such as could not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions (A) as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries or (B) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(r) Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is no litigation or governmental proceeding to which the Company or any of the Subsidiaries is a party or to which any property of the Company or any of the Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect, which would materially and adversely affect the consummation of the transactions contemplated by this Agreement or which is required to be disclosed in the Time of Sale Disclosure Package and Prospectus.

(s) Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, the Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of its securities facilitate the sale or resale of the Securities.

(t) The Company and the Subsidiaries have filed all material federal, state and foreign income tax returns, and all such tax returns are complete and correct in all material respects, and the Company and the Subsidiaries have not failed to pay any material taxes which were payable pursuant to said returns or any assessments with respect thereto. The Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or the Subsidiaries. Except as disclosed in the Time of Sale Disclosure Package or the Prospectus, there is currently no material limitation on the utilization of net operating loss carryforwards, capital loss carryforwards, built-in losses, tax credits or similar items of the Company or any of its Subsidiaries under Sections 269, 382, 383, 384 or 1502 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder and comparable provisions of state, local or foreign Law.

8

(u) Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company maintains a system or systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

(v) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, to the Company’s knowledge, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to information required to be disclosed by the Company in its periodic reports under the Exchange Act.

(w) The Company maintains insurance of the types and in the amounts as are, in the reasonable opinion of management, adequate for its business, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(x) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employees or agents of the Company or any of the Subsidiaries, has at any time during the last five years (A) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(y) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Time of Sale Disclosure Package or the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z) The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) that are currently effective and the applicable rules and regulations promulgated in connection therewith.

(aa) No consent, approval, authorization or order of, or filing with, any governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the issuance and sale of the Securities by the Company, except such as have been obtained or made, or will be obtained or made on or before the First Closing Date, under the Securities Act and such as may be required by the New York Stock Exchange (the “NYSE”), the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under state securities laws or the laws of any foreign jurisdiction.

9

(bb) The Company has full corporate power and authority to enter into the transactions contemplated by this Agreement.

(cc) The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(dd) No labor dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent, that could reasonably be expected to have a Material Adverse Effect.

(ee) The Company or the Subsidiaries own or possess the right to use any trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) that would reasonably be deemed necessary or material to conduct its business as now conducted and as described in the Time of Sale Disclosure Package and the Prospectus. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of the Subsidiaries in or to any Intellectual Property Rights. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company’s or any Subsidiaries’ use of the Intellectual Property Rights infringes, misappropriates or otherwise violates any intellectual property rights of others.

(ff) To the knowledge of the Company, except as could not reasonably be expected to have a Material Adverse Effect, no third party has alleged any breach by the Company or any Subsidiary of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property Rights owned by third parties (collectively, the “Licenses”) and the Company is unaware of any facts that would form a reasonable basis for such a claim. Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms. Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been or is currently involved in any disputes regarding the Licenses.

(gg) The Company’s operating policies described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such policies is currently contemplated.

(hh) There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required by the Securities Act to be described in the Time of Sale Disclosure Package and the Prospectus that have not been so described.

10

(ii) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (B) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (C) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(jj) The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined under ERISA) for which the Company or any of the Subsidiaries would have any material liability. Neither the Company nor any of the Subsidiaries has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Code. Each “pension plan” for which the Company or any of the Subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, the result of which would reasonably be expected to result in a Material Adverse Effect.

11

(kk) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any such action prohibited by Section 402 of SOX.

(ll) The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the applicable anti-money laundering statutes of jurisdictions where the Company or any Subsidiaries conduct business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) Neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent or affiliate of the Company or any of the Subsidiaries is (A) currently the subject of any U.S. sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“Sanctions”) or (B) located, organized or resident in the country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person, to fund any activities or business of or with any person, or in any country or territory, that at the time of such funding, is the subject of Sanctions or in any manner or for any purpose that will result in a violation by any person of Sanctions.

(nn) The statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus were obtained or derived from publications that are and were not at any time under the Company’s control and that the Company reasonably and in good faith believed to be reliable and accurate as of the respective dates that such data were first included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(oo) All “non-GAAP financial measures” (as defined in the Rules and Regulations) included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K promulgated under the Rules and Regulations.

(pp) To the knowledge of the Company, no director, officer or other key employee of the Company or its Subsidiaries named in the Time of Sale Disclosure Package intends to terminate his or her affiliation with the Company or its Subsidiaries during the next 60 days. None of the directors, officers or other key employees of the Company named in the Time of Sale Disclosure Package is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company as described in the Time of Sale Disclosure Package.

12

(qq) The Company has not offered, or caused the Underwriters to offer, the Securities to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company.

(rr) Neither the Company, nor, to the Company’s knowledge, any affiliate of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, giving or agreeing to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, except for such violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the FCPA.

(ss) Except as described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or as contemplated by this Agreement, there are no (A) claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or commission or similar payment by the Company of any Underwriter with respect to the sale of the Securities hereunder or (B) arrangements, agreements or understandings of the Company or any affiliate of the Company that may affect the Underwriters’ compensation in connection with the Offering, as determined by FINRA.

(tt) Except with respect to the Representative in connection with the Offering, or as described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons.

(uu) The issuance of the Securities in accordance with the provisions of the Underwriting Agreement will not result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

13

2. Representations and Warranties of the Underwriters. Each Underwriter severally represents and agrees that:

(a) Other than the Final Term Sheet, it has not and will not use, authorize use of, refer to or participate in the planning for use of, any “ free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (A) any Issuer Free Writing Prospectus or (B) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package.

(b) It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 under the Securities Act.

3. Purchase of the Securities by the Underwriters.

(a) Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I attached hereto at a purchase price of 96.85% of the principal amount thereof with respect to Firm Securities, plus accrued interest, if any, from the First Closing Date (as defined below). The Company is advised by the Representative that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Securities upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

(b) In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company ratably in accordance with the number of Firm Securities to be purchased by each of them (subject to such adjustment as the Representative may determine to ensure that the Optional Securities are issued in minimum denominations of no less than $25 and whole multiples of $25 in excess thereof), all or a portion of the Optional Securities, at the purchase price set forth above. This option may be exercised by the Representative on behalf of the several Underwriters at any time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate amount of Optional Securities as to which the option is being exercised and the date and time when the Optional Securities are to be delivered (such date and time being hereinafter referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be (i) earlier than the First Closing Date (as defined below) or (ii) later than the tenth business day after the date on which the option shall have been exercised. The number of Optional Securities to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Optional Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule I hereto bears to the aggregate number of Firm Securities (subject, in each case, to such adjustment as the Representative may determine to ensure that the Option Securities are issued in minimum denominations of no less than $25 and whole multiples of $25 in excess thereof), subject to adjustment in accordance with Section 8 hereof.

14

4. Delivery of and Payment for Securities. Payment of the purchase price for the Firm Securities shall be made to the Company by federal funds wire transfer against delivery of the certificates for the Firm Securities to RBC Capital Markets, LLC through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 18, 2015 (unless another time shall be agreed to by RBC Capital Markets, LLC and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the “First Closing Date.” Each of the First Closing Date and the Option Closing Dates is herein individually referred to as a “Closing Date” and collectively they are referred to as the “Closing Dates.” Electronic transfer of the Firm Securities shall be made to the Underwriters at the First Closing Date in such names and in such denominations as RBC Capital Markets, LLC shall specify.

Payment of the purchase price for the Optional Securities shall be made at the applicable Option Closing Date in the same manner and at the same office as the payment for the Firm Securities. Electronic transfer of the Optional Securities shall be made to the Underwriters at the Option Closing Date in such names and in such denominations as RBC Capital Markets, LLC shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, 10166 (or such other place as mutually may be agreed upon), at 10:00 A.M., New York City time, on the dates of the closing of the purchase of the Firm Securities or the Optional Securities, as the case may be.

5. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) During such period beginning on the Time of Sale and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, that the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including the Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(b) During the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) when the Registration Statement, if not effective at the date and time this Agreement is executed and delivered to the parties, shall have become effective, (B) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission with respect to the Registration Statement or the Offering, (C) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (D) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Securities from any securities exchange upon which they are then listed (or approved for listing) for trading or included or designated (or approved for inclusion or designation) for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use its commercially reasonable efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

15

(c) (A) If any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Time of Sale Disclosure Package to comply with law, the Company agrees to promptly prepare, file with the Commission and furnish to the Underwriters, at its own expense, amendments or supplements to the Time of Sale Disclosure Package, and to furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request, so that the statements in the Time of Sale Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Time of Sale Disclosure Package, as amended or supplemented, will comply with law; (B) if, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with applicable law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare, file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriters, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement, and to furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request, so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with applicable law.

(d) The Company agrees that, until the First Closing Date, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule II attached hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (A) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission where required, legending and record keeping.

16

(e) The Company shall furnish to the Underwriters upon request, from time to time and without charge, copies of the Registration Statement (of which a maximum of three shall be signed) and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(f) The Company shall take or cause to be taken all necessary action and furnish to whomever the Representative may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Representative shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, to execute a general consent for service of process or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) The Company shall make generally available to its security holders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(h) The Company shall apply the net proceeds of the sale of the Securities substantially in the manner specified in the Prospectus under the caption “Use of Proceeds”.

(i) The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited.

(j) The Company will use its commercially reasonable efforts to effect the listing of the Securities on the NYSE.

(k) During the period beginning on the date hereof and continuing to and including 30 days after the First Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any of its debt securities or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities (including any Securities sold to cover overallotments), (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representative).

17

(l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities, provided that the Company may bid for and purchase its common stock in accordance with Regulation M and Rule 10b-18 under the Exchange Act.

(m) During the period of five (5) years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(n) The Company shall pay or cause to be paid (A) all expenses (including transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Time of Sale Disclosure Package and the Prospectus as amended or supplemented, (C) any filing fee of FINRA and any applicable expenses of counsel for the Underwriters in connection with such submissions and the review of the Offering by FINRA, (D) any applicable listing fees, (E) the costs, expenses, fees and taxes incident to the authorization, preparation, issuance, execution, authentication and delivery of the Securities and the Indenture, including any expenses of the Trustees and any paying agent (including related fees and expenses of any outside counsel to such parties), (F) any fees charged by rating agencies relating to the Securities and (G) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section 5. The Company, on the one hand, and the Underwriters, on the other hand, shall be responsible for their own expenses in connection with any road shows and other presentations undertaken in connection with the Offering (including all travel, hotel and food expenses for their respective personnel). The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement. The Representative may deduct, after providing the Company with an itemized list and supporting documentation of expenses actually incurred, from the net proceeds of the Offering payable to the Company on the First Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representative prior to the First Closing Date) to be paid by the Company to the Underwriters and others.

(o) Unless otherwise requested by the Representative, the Company will prepare a final term sheet containing only a description of the final terms of the Securities, in the form specified in Schedule III, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer General-Use Free Writing Prospectus for purposes of this Agreement.

18

(p) The Company will use its commercially reasonable efforts, in cooperation with RBC Capital Markets, LLC, to cause the Securities to be eligible for clearance and settlement through the Depository Trust Company and use its commercially reasonable efforts to maintain such eligibility for so long as the Securities remain outstanding.

(q) The Company will notify the Representative of any downgrading in the rating of the Securities or any other debt securities of the Company, or any public announcement of placement of the Securities or any other debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or any notice of a possible change in any such rating that does not indicate the direction of the possible change, in each case by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act), promptly after the Company learns of any such downgrading or public announcement.

6. Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof and the First Closing Date (as if made at the First Closing Date), and, with respect to the Optional Securities, the Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall be effective and remain effective on the date of this Agreement, or such later time and date as the Representative shall approve, and all filings required by Rules 424, 430A, 430B, 430C and 433 under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction.

(b) On each Closing Date, the Representative shall have received the favorable opinions of Hunton & Williams LLP, counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits A-1 and A-2 attached hereto.

(c) On each Closing Date, the Representative shall have received the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representative.

(d) On each Closing Date, the Representative shall have received the favorable opinion of Kaufman & Canoles, P.C., counsel for the Underwriters with respect to certain matters of Virginia law, dated as of such Closing Date, in form and substance satisfactory to the Representative.

19

(e) There shall have been furnished to the Representative a certificate of the Company, dated as of each Closing Date and addressed to the Representative, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:

(A) The representations and warranties of the Company in this Agreement, are true and correct, as if made at and as of such Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date);

(B) The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied, in each case with respect to the Offering, at or prior to such Closing Date;

(C) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated by the Commission; and

(D) Any and all filings required of the Company by Rules 424, 430A, 430B, 430C and 433 under the Securities Act have been timely made; and

(f) On the date hereof, and on each Closing Date, the Representative shall have received from PwC, a letter dated the date hereof, and dated each Closing Date, as the case may be, addressed to the Representative, on behalf of the several Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(g) Since the date of the Prospectus, there has not been a Material Adverse Effect.

(h) On or before each Closing Date, the Representative and counsel for the Underwriters shall have received such information, certificates, agreements, opinions and other documents as they may reasonably require.

(i) The Company shall have appointed the Trustees, or an agent or agents satisfactory to the Trustees, to act as registrar, transfer agent and principal paying agent under the Indenture.

(j) On or prior to each Closing Date, the Securities shall have received the rating assigned by Kroll Bond Rating Agency, Inc., or any other “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, as the Representative shall deem satisfactory, as BBB- or above. The Company shall have delivered to the Representative a letter, dated as of or prior to such date, from each such rating organization that has rated the Securities, or other evidence satisfactory to the Representative, confirming that the Securities have such rating.

20

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and to counsel for the Underwriters. The Company shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the First Closing Date or the Option Closing Date, as the case may be, by the Representative. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter, controlling person, director, officer, employee or agent may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (C) any omission or alleged omission from the Preliminary Prospectus, any Issuer Free Writing Prospectus or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representative to the Company expressly for use in such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus; and the Company agrees to reimburse any Underwriter or any such director, officer, employee, agent, controlling person for any legal and other expense reasonably incurred by the Underwriter or any such director, officer, employee, agent, controlling person in connection with investigating, defending, settling, compromising or paying any such loss, expense, liability, damage or claim.  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its affiliates and employees, and their respective directors, officers that signed the Registration Statement, and any other person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from the Preliminary Prospectus, any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriters through the Representative to the Company expressly for use therein; and to reimburse the Company and any such person for any legal and other expense reasonably incurred by the Company or any such person in connection with investigating, defending, settling, compromising or paying any such loss, expense, liability, damage or claim.

21

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (B) if (but only if) the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportion as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, on the one hand, bear to the underwriting discounts and commissions received by the Underwriters, on the other hand.  The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, expenses, liabilities, damages or claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

22

(e) The Company, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(A) and, if applicable (B), above.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the underwriters’ directors, officers, employees, and agents shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

8. Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the principal amount of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the principal amount of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the non-defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase (the “Default Securities”); except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate principal amount of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Securities set forth opposite its name in Schedule I attached hereto purchasable by it pursuant to the terms of Section 3 hereof. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not have the obligation, to purchase (in such proportions as may be agreed upon among them) all the Default Securities on the terms contained herein. If the non-defaulting Underwriters or the other underwriters satisfactory to the Representative do not elect to purchase the Default Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 5(n) hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 hereof.

23

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters satisfactory to the Representative are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representative or the Company may postpone the First Closing Date or the Option Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Time of Sale Disclosure Package or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to the Securities.

9. Effective Time and Termination. The obligations of the several Underwriters under this Agreement may be terminated by the Representative by giving notice as hereinafter provided to the Company at any time prior to the First Closing Date or the Option Closing Date, as applicable, if (A) the Company shall have failed, refused or been unable, at or prior to the First Closing Date or the Option Closing Date, as applicable, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter; (B) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (C) trading in securities generally on the NYSE or Nasdaq shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (D) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NYSE or Nasdaq or other regulatory body of governmental authority having jurisdiction; (E) a general banking moratorium shall have been declared by federal or New York authorities; (F) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (G) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States which, in the Representative’s reasonable judgment, makes it inadvisable to proceed with the delivery of the Securities; (H) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency shall have occurred if, in the Representative’s reasonable judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities; or (I) the rating assigned by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) to the Securities or any other debt securities of the Company subsequent to the execution and delivery of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed the Securities or any other debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or if any such rating agency shall have otherwise given any notice of a possible change in any such rating that does not indicate the direction of the possible change. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 5 and 7 hereof.

24

Any notice referred to above may be given at the address specified in Section 12 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

10. Survival of Indemnities, Contribution, Warranties and Representations. All representations, warranties and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any affiliate or selling agent thereof, or any person controlling an Underwriter, any officers or directors of an Underwriter or any of the Company’s officers, directors or controlling persons, and shall survive delivery of, and payment for, the Securities.

11. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Company’s equity securities.

12. Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, hand delivered or transmitted by any standard form of telecommunication to the parties hereto as follows:

If to the Representative:	RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York 10281
Telephone: 212-618-7706
Facsimile: 212-658-6137
ATTN: Transaction Management

with a copy to:	Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036
Attention: Howard B. Adler, Esq.
Facsimile: (202) 467-0539

If to the Company:	Arlington Asset Investment Corp.
1001 Nineteenth Street North
Arlington, VA 22209
Attention: J. Rock Tonkel, Jr.
Facsimile: (703) 373-0680

25

with a copy to:	Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, VA 23219
Attention: S. Gregory Cope, Esq.
Facsimile: (804) 343-4833

The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

13. Information Furnished by Underwriters. The statements set forth under the caption “Underwriting” in the table concerning the name of each Underwriter, in the paragraphs concerning sales by Underwriters to the public at the offering price and to dealers at such price less a concession and in the twelfth and thirteenth paragraphs concerning stabilizing or market-making activities in which the Underwriters may engage in any Preliminary Prospectus and the Prospectus constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraphs (c), (d), (e) and (f) of Section 1 hereof and in paragraphs (a) and (b) of Section 7 hereof.

14. Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director, employee, agent, or controlling person referred to in Section 7 hereof, and their respective successors and assigns or heirs and legal representatives, as applicable, and no other person shall acquire or have any right by virtue of this Agreement. The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriters merely by reason of such purchase.

15. Definition of “Business Day”. For purposes of this Agreement, “Business Day” means any day on which the NYSE is open for trading.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

17. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be permitted to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

26

(a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

20. Waiver of Jury Trial. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature page follows.]

27

Please confirm, by signing and returning to us two (2) counterparts of this Agreement, that the Representative is acting on behalf of itself and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

ARLINGTON ASSET INVESTMENT CORP.

By:	/s/ J. Rock Tonkel, Jr.
Name:	J. Rock Tonkel, Jr.
Title:	President & Chief Executive Officer

Confirmed and accepted as of the date first
above mentioned:

RBC CAPITAL MARKETS, LLC

By:	/s/ Eric Purcell
Name:	Eric Purcell
Title:	Director

As Representative of the Several Underwriters named in Schedule I hereto

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of Firm Securities to be Purchased	Principal Amount of Optional Securities to be Purchased*
RBC Capital Markets, LLC	$20,000,000	$3,000,000
Compass Point Research & Trading, LLC	$960,000	$144,000
Ladenburg Thalmann & Co. Inc.	$2,400,000	$360,000
Maxim Group LLC	$640,000	$96,000
MLV & Co. LLC	$2,400,000	$360,000
Sterne, Agee & Leach, Inc.	$2,400,000	$360,000
Wunderlich Securities, Inc.	$3,200,000	$480,000
Total	$32,000,000	$4,800,000

* Assumes the several Underwriters elect to exercise their option to purchase all of the Optional Securities.

Schedule I

SCHEDULE II

Issuer General-Use Free Writing Prospectuses

Final Term Sheet, attached as Schedule III hereto

Schedule II

SCHEDULE III

Term Sheet

Schedule III